SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2015

RX Safes, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193800	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-983-9144

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Equity Purchase Agreement with Coventry Enterprises, LLC

On February 25, 2015, RX Safes, Inc. (the “Company”) entered into an Equity Purchase Agreement with Coventry Enterprises, LLC (“Coventry”), whereby Coventry agreed to purchase up to $10,000,000 of the Company’s common stock, to be registered in a Form S-1 registration statement (the “Shares”). The agreement will have a three-year term unless sooner terminated because $10,000,000 of the Company’s common stock has already been sold to Coventry.

During the term, the Company will have the right to deliver a put notice (each a “Put Notice”) to Coventry requiring it to purchase a specific amount (the “Investment Amount”). The purchase price for the Shares covered by the Put Notice shall be equal to 82% of the lowest closing bid price for the twenty trading days immediately preceding the date of delivery of the Put Notice (the “Purchase Price”). The Company will deliver to Coventry, simultaneously with delivery of a Put Notice, a number of Shares equal to the Investment Amount. The actual number of Shares purchased Coventry for the Investment Amount shall be calculated by dividing the Investment Amount specified in the Put Notice by the Purchase Price.

The number of Shares sold to Coventry at any time shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Coventry, would result in Coventry owning more than 4.99% of all of the Company’s common stock then outstanding. Finally, as part of the equity purchase agreement, Coventry is prohibited from executing any short sales of the Company’s common stock during the term of the Equity Purchase Agreement.

The foregoing descriptions of the Equity Purchase Agreement is qualified in its entirety by reference to such Equity Purchase Agreement, which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Convertible Notes to Coventry Enterprises, LLC

On February 25, 2015 (the “Closing Date”), the Company entered into a securities purchase agreement (the “Coventry SPA”) with Coventry (collectively, the “Parties”), whereby Coventry agreed to invest up to $100,000 into the Company in exchange for our issuance of two convertible promissory notes (“Note I” and “Note II”) (collectively, the “Notes”), each in the original principal amount of $50,000.00. The Notes bear interest at a rate of 8% per annum. All outstanding principal and accrued interest under the Notes is due and payable on February 25, 2016 (the “Notes Maturity Date”).

The Note I purchase price of $50,000 was paid to us in cash, minus $2,500 for legal fees. Note I is convertible by Coventry into shares of the Company’s common stock (“Common Stock”) at any time on or after the Issuance Date. The conversion price for each share is equal to 65% multiplied by the lowest trading price of the Common Stock on the OTC Market for the 20 prior trading days, including the date on the applicable notice of conversion (“Notes Conversion Price”). In the event that the Company is subject to a “DTC Chill,” the Notes Conversion Price during the time that the “DTC Chill” is in effect, will be equal to 55% multiplied by the lowest trading price of the Common Stock on the OTC Market for the 20 prior trading days, including the date on the applicable notice of conversion. The Company may prepay Note I within 120 days of the Issuance Date by paying 125% of the outstanding principal plus any accrued but unpaid interest.

The Note II purchase price of $50,000 was initially paid to us by Coventry’s issuance of an offsetting promissory note (“Note III”) on the Issuance Date. Note II is only convertible into shares of Common Stock at the Notes Conversion Price after full cash payment by Coventry to the Company of all principal and interest due under Note III. Note II may not be prepaid by the Company. However, if Note I is prepaid by the Company within 6 months of the Issuance Date, then all of Coventry’s obligations and our obligations under Note II and Note III will be deemed satisfied, and Note II and Note III will be cancelled in full.

If we do not repay the Notes by the Notes Maturity Date, then the total outstanding principal at that time will increase by 10%. All amounts due under the Notes become immediately due and payable at Coventry’s sole discretion, upon the occurrence of an event of default, including but not limited to: (i) failure to pay any amount due under the Notes, (ii) if the representations or warranties in the Notes are false or misleading in any material respect, (iii) failure to perform material obligations under the Notes (subject to 10 day cure period), (iv) insolvency, (v) the appointment of a trustee or liquidator for a substantial part of the Company’s business (subject to a 60 day cure period), (vi) a judgment against the Company in excess of $50,000 (subject to a cure period), (vii) failure to deliver shares of Common Stock to Coventry within 3 business days of receipt of the applicable notice of conversion, (viii) failure to remain current in the Company’s reporting obligations under the Securities Exchange Act of 1934, (ix) the removal of the Company’s common stock from quotation on the OTC Market or similar over the counter quotation service, or (x) the Company shall lose the “bid” price for its stock in the OTC Market.

Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of a failure to convert, the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. The penalty for a breach of a bid price on the OTC Market shall be an increase of the outstanding principal amounts by 20%. In case of a breach of being delisted from the OTC Market, then outstanding principal due under this Note shall increase by 50%.

The Notes also contain additional covenants, representations, and warranties that are customary of convertible promissory notes.

The foregoing descriptions of the Note I, Note II, and Coventry SPA are qualified in their entirety by reference to such Note I, Note II and Coventry SPA, which are filed hereto as Exhibits 4.1, 4.2, and 10.2, respectively, and are incorporated herein by reference.

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Convertible Note from Coventry Enterprises, LLC

On the Issuance Date, Coventry issued Note III to the Company, which is a back end promissory in the original principal amount of $50,000.00, which bears simple interest at the rate of 8%, and has been initially secured by the Company’s issuance of Note II. All outstanding principal and accrued interest on Note III is due and payable when the Company files its registration statement in connection with the Equity Purchase Agreement, described above, but no later than August 19, 2015 (the “Note III Maturity Date”). However, if Note II is cancelled by the Company as described above, then the Parties’ obligations under Note II and Note III will be cancelled in full. Further, if the Company does not meet the “current information requirements” required under Rule 144 of the Securities Act, then Coventry has the option to cancel both Note II and Note III, and the Parties’ obligations under Note II and Note III will be cancelled in full. Coventry may prepay Note III at any time. Coventry may exchange Note III for other collateral with an appraised value of at least $50,000.00 by providing three days prior written notice to us, so long as the Company does not object within those three days. All amounts due under Note III become immediately due and payable by Coventry upon the occurrence of an event of default, including but not limited to (i) Coventry’s failure to pay the amounts due at maturity, or (ii) the initiation of any bankruptcy or insolvency proceedings by or against Coventry.

The foregoing descriptions of the Note III is qualified in its entirety by reference to such Note III, which is filed hereto as Exhibit 4.3, and is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

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On February 25, 2015, the Company granted Coventry a warrant to purchase 150,000 shares of the Company's Common Stock at an exercise price of $0.50 per share, subject to adjustments. The warrant has a cashless exercise feature.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Note I
4.2	Note II
4.3	Note III
4.4	Warrant
10.1	Equity Purchase Agreement
10.2	Coventry SPA

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RX Safes, Inc.

/s/ Lorraine Yarde
Lorraine Yarde
CEO
Date: February 26, 2015

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